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CUSIP No.   048556104               13G                    PAGE  7 OF  8 PAGES



       EXHIBIT  1  TO  SCHEDULE  13G


                                   January 22, 1997



MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.



   BY:  /s/ Peter A. Nadosy
      ---------------------------------------------
            Morgan Stanley Asset Management Inc.
            Peter A. Nadosy/  Vice Chairman



   BY:  /s/ Edward J. Johnsen
      ---------------------------------------------
            Morgan Stanley Group Inc.
            Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated